UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 1, 2012

AVANTAIR, INC.

(Exact name of Registrant as Specified in its Charter)

Delaware	000-51115	20-1635240
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4311 General Howard Drive, Clearwater, Florida 33762

(Address of Principal Executive Offices)

Registrant’s telephone number, including area code (727) 539-0071

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders

The Company held its Annual Meeting on November 1, 2012. At the Annual Meeting, management Proposals 1, 2 and 3 were approved. The proposals below are described in detail in the Company’s definitive proxy statement dated September 28, 2012 for the Annual Meeting. Abstentions and broker non-votes were counted for purposes of determining whether a quorum was present.

The results are as follows:

Proposal 1

The individuals listed below were elected at the Annual Meeting to serve on the Board until the next Annual Meeting and until a successor has been elected and qualified, or until his or her earlier death, resignation or removal. The individuals were elected by the affirmative vote of a majority of the votes cast at the meeting. A majority of the votes cast “for” any nominee exceeded the votes cast “against” that nominee. Any shares not voted (whether withheld or by abstention, broker non-vote or otherwise) were not counted as votes cast and had no effect on the vote, although the shares were counted for purposes of determining whether there was a quorum. .

	For	Authority Withheld	Broker Non-Vote
A. Clinton Allen	8,395,539	510,831	7,791,943
Stephanie Cuskley	8,390,090	516,280	7,791,943
Richard B. DeWolfe	8,390,025	516,345	7,791,943
Arthur H. Goldberg	8,417,025	489,345	7,791,943
Barry J. Gordon	8,390,025	516,345	7,791,943
Robert Lepofsky	6,975,699	1,930,671	7,791,943
Steven Santo	8,142,491	763,879	7,791,943
Lorne Weil	8,425,025	481,345	7,791,943

Proposal 2

This proposal by management was to ratify the appointment of J.H. Cohn LLP as the Company’s independent registered public accounting firm for fiscal year ending June 30, 2013, as described in the proxy materials. This proposal to ratify the selection of J.H. Cohn LLP was approved by receiving the affirmative vote of a majority of shares present, in person or by proxy, and entitled to vote on the matter. Any shares present but not voted by abstention had the same effect as a vote “Against” the proposal. Broker non-votes had no effect on the results of this vote. This proposal was approved with approximately 99% of the shares present or represented and voting at the Annual Meeting voting for the proposal and approximately less than 1% of the shares voting against the proposal.

For	Against	Abstained	Broker Non-Vote
16,520,184	47,624	130,305	—

Proposal 3

This proposal by management was to amend the 2006 Long-Term Incentive Plan to provide for a 2,000,000 share increase in the number of shares of Avantair common stock that may be subject to future awards under the 2006 Long-Term Incentive Plan. This proposal to increase the number of shares that may be issued under the 2006 Long-

Term Incentive Plan was approved by the Company’s stockholders. The affirmative vote of holders of a majority of the shares of our common stock present in person or represented by proxy and entitled to vote was required for the adoption of this proposal. If shares were held through a broker, bank or other nominee, and the stockholder did not instruct them on how to vote on this proposal, the broker, bank or other nominee did not have authority to vote the shares and any broker-non votes had no effect on the approval of this proposal. An abstention from voting by a stockholder present in person or by proxy at the meeting had the same legal effect as a vote “against” the matter because it represents a share present or represented at the meeting and entitled to vote, thereby increasing the number of affirmative votes required to approve this proposal. This proposal was approved with approximately 72% of the shares present or represented and voting at the Annual Meeting voting for the proposal and approximately 28% of the shares voting against the proposal.

For	Against	Abstained	Broker Non-Vote
6,387,255	2,515,354	3,761	—

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

AVANTAIR, INC.

Date: November 2, 2012	By:	/s/ Tom Palmiero
Tom Palmiero
Secretary